UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 8, 2024

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue

12th Floor

New York, NY 10019

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 931-6331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	Nasdaq Global Select Market
6.00% Notes due 2026	SSSSL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2020, SuRo Capital Corp. (the “Company”) established an “at-the-market” offering (the “ATM Program”) through which the Company may sell, from time to time through sales agents, shares of the Company’s common stock, par value $0.01 per share (the “Shares”). When established, the Company entered into an At-the-Market Sales Agreement, dated July 29, 2020 (the “Initial Sales Agreement”) with BTIG, LLC, Citizens JMP Securities, LLC (f/k/a JMP Securities LLC) and Ladenburg Thalmann & Co. Inc. (each, an “Agent” and collectively, the “Agents”) to sell Shares having an aggregate offering price of up to $50,000,000. On September 23, 2020, the Company increased the maximum amount of Shares to be sold through the ATM Program to $150,000,000 from $50,000,000. In connection with the upsize of the ATM Program to $150,000,000, the Company entered into Amendment No. 1 to the At-the-Market Sales Agreement, dated September 23, 2020 (“Amendment No. 1”).

On November 8, 2024, the Company entered into Amendment No. 2 to the At-the-Market Sales Agreement, dated November 8, 2024 (“Amendment No. 2” and, together with Amendment No. 1 and the Initial Sales Agreement, the “Sales Agreement”) to add Barrington Research Associates, Inc. as an Agent under the Sales Agreement. Under the Sales Agreement, the Company may, but has no obligation to, issue and sell up to $150,000,000 in aggregate amount of Shares in the ATM Program, from time to time through the Agents, or to them, as principal for their own account. As of November 8, 2020, up to approximately $98.8 million in aggregate amount of the Shares remained available for sale under the ATM Program.

Further details regarding the Sales Agreement and the ATM Program are set forth in the Company’s prospectus supplement dated November 8, 2024 (the “Prospectus Supplement”), as may be amended from time to time, and the base prospectus, dated August 16, 2023 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference in the Prospectus Supplement and the base prospectus, the “Prospectus”), filed by the Company with the U.S. Securities and Exchange Commission.

The foregoing descriptions of the Initial Sales Agreement, Amendment No. 1 and Amendment No. 2 are not complete and are qualified in their entirety by reference to the full text of each of the Initial Sales Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on July 31, 2020, Amendment No. 1, incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on September 23, 2020, and Amendment No. 2, attached hereto as Exhibit 10.3 and incorporated herein by reference. A copy of the opinion of Eversheds Sutherland (US) LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

The offering of the Shares will be made pursuant to the Prospectus, which constitutes a part of the Company’s shelf registration statement on Form N-2 (File No. 333-272578) that was declared effective by the SEC on August 16, 2023.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 5.1	Opinion of Eversheds Sutherland (US) LLP, dated November 8, 2024

Exhibit 10.1	At-the-Market Sales Agreement, dated as of July 29, 2020, by and among SuRo Capital Corp., BTIG, LLC, JMP Securities LLC and Ladenburg Thalmann & Co. Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 3, 2020)

Exhibit 10.2	Amendment No. 1 to the At-the-Market Sales Agreement, dated as of September 23, 2020, by and among SuRo Capital Corp., BTIG, LLC, JMP Securities LLC and Ladenburg Thalmann & Co. Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 23, 2020)

Exhibit 10.3	Amendment No. 2 to the At-the-Market Sales Agreement, dated as of November 8, 2024, by and among SuRo Capital Corp., BTIG, LLC, Citizens JMP Securities, LLC, Ladenburg Thalmann & Co. Inc., and Barrington Research Associates, Inc.

Exhibit 23.1	Consent of Eversheds Sutherland (US) LLP (included in Exhibit 5.1)

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2024	SURO CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green
Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary